Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, (the “Agreement”) made this day of September 9, 2016 (the “Effective Date”), by and among AVALON HEALTHCARE SYSTEM, INC., with an address located at 535 Fifth Avenue, 24th Floor, New York, New York 10017 (“Buyer”) and YAIR GUTMAN, with an address located at Maale Amos 40, Maale Amos, 90966 Israel (“Seller”) a shareholder owning common stock of Global Technologies Corp. (the “Company”).

WITNESSETH:

WHEREAS, the Seller owns an aggregate of 6,000,000 shares of the Company (the “Stock”); and

WHEREAS, Buyer wishes to purchase the Stock from the Seller;

WHEREAS, the Company trades on the OTCPink under the symbol “GTHC” and is current in its filings with the Securities and Exchange Commission;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Buyer and Seller agree as follows:

1.           Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase the Stock from Seller in exchange for the payment of $230,000 (the “Purchase Price”), to be paid to Seller on or before 5:00 PM EST on the Effective Date (the “Closing”) to be no later than September 9, 2016 unless extended by both parties in writing, payable pursuant to that certain Memorandum addressed to Fleming PLLC as of the date hereof executed by the Seller and the Buyer and according to the terms and conditions set forth herein.

2.           Closing. On or before the Closing the Parties shall perform, in order:

a)       Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

b)       Seller shall deliver a fully executed copy of this Agreement to Buyer;

c)       Seller shall cause the board of directors of the Company to execute a resolution approving, among other items, the terms of this Agreement whereby Buyer is appointed as a Director of the Company (the “Appointment”);

d)       Seller shall deliver to Buyer:

(i)          stock certificate evidencing the Stock, together with an indemnity from the Company, which shall be delivered together with an instruction letter from the Seller to Vstock Transfer LLC authorizing the transfer of the Stock;

(ii)         the Appointment;

(iii)        to the extent reasonable available to Seller, true and correct copies of all of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

3.           Representations and Warranties of Seller. Seller hereby represent and warrant to Buyer, that the following statements are all true and complete as of the Effective Date:

a)       Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever.

b)       Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to sell the Stock, in accordance with the terms hereof and thereof and this Agreement constitutes, and upon execution and delivery by Seller of the Stock, each of such instruments will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

c)       There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which he is bound relating to the voting of any shares of the capital stock of the Company. When transferred the Stock shall be duly authorized for delivery, and shall be validly issued, fully paid and non-assessable and the transfer of said Stock shall not be subject to any preemptive or other similar right.

d)       Except as advised by the Seller in separate correspondence from the Seller to the Buyer, there are no brokerage or finder's fees or commissions that are or will be payable by the Company, the Seller or the Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

e)       The execution, delivery and performance of the sale of Stock by Seller and the transactions contemplated hereby do not and will not: (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected.

f)        The Seller is not required to obtain any consent, waiver, authorization or order of, or give any notice to any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance of the sale of stock, other than as already provided.

g)       The Company will have no liabilities as of the Effective Date. The Company does not have any assets of the Effective Date nor does it have a bank account. The Company is a shell as such term is defined under Rule 405 of the Act.

h)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. The Company does not own any Subsidiaries (as defined below). “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

i)        As of the date hereof, the authorized capital stock of the Company consists of 490,000,000 shares of Common Stock, $0.0001 par value per share, of which 7,000,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding. There are no other securities, including, but not limited to, options, warrants, convertible notes or any other securities outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. The Company, upon request of Buyer, will furnish to Buyer true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

j)        The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Company's Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Seller.

k)       The Company has filed all reports required to be filed by it under the Securities Act of 1933 (the “Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, since its inception as a public reporting company (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

l)        There is no action, suit, investigation, audit or proceeding pending against, or to the best of Seller’s knowledge threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree. Neither the Company, nor any officer, key employee nor 5% stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Securities and Exchange Commission (the “Commission”) has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Act.

m)       There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Seller, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

n)       The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

o)       The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

p)        The Company has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business and all such duly filed tax returns are true, correct and complete in all material respects and (ii) paid in full. There are no liens for taxes upon the assets of the Company. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

q)       To the best of Seller’s knowledge, the Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. The Company’s auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

r)        Seller is an affiliate of the Company. Seller is not aware of any facts that may constitute a breach of any of Seller's representations and warranties made herein

4.           Representations and Warranties of Buyer.         Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a)       Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

b)       Buyer represents that it has full power and authority to enter into this Agreement.

c)       The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

d)       No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller' representatives or affiliates in purchasing the Stock.

e)       Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

f)        Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act. Buyer understands that the Company is considered a shell and that the Seller is an affiliate of the Company. As a result, the Buyer understands that it may not be able to avail itself of Rule 144 in any resale transaction and that any resale must be made pursuant to a registration statement filed with the Commission.

5.           Covenant Not to Sue; Indemnification. The Seller hereby covenants that it will not commence or maintain any suit against Buyer or the Company, whether at law or in equity. Seller shall indemnify and hold harmless the Buyer and its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (“Buyer Covenantees”) from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, arising out of: (i) Seller’ breach of Section 3 herein; and (ii) enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”). Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of Seller’s breach of Section 3 herein or enforcement of this Agreement notwithstanding the absence of a final determination as to Seller’s obligation to reimburse any of Buyer Covenantees for such Losses and the possibility that such payments might later be held to have been improper. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

6.           Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York. Buyer and Seller hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New York, or, to the extent permitted by law, in such Federal court. Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto:

a)       certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and

b)       acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.

7.           Termination. Neither party may terminate this Agreement.

8.           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

9.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

10.         Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11.         Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

12.         Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

13.         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

15.         Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

16.         Term, Survival. This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the parties hereto have been fully performed, however Sections 5, 6 and 7 shall survive this Agreement.

17.         Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)       if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

b)       if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 17.

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In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

SELLER	BUYER

Avalon Healthcare System, Inc.

/s/ Yair Gutman	By:	/s/David Jin
Yair Gutman	Name: David Jin
Title: CEO

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